HORSEHEAD HOLDING CORP. 255 102 0 150 150 150 0 153 153 2 104 140 192 192 192 New Zinc Plant, Mooresboro, NC – July 2014 January 6, 2015

2 Legal Disclaimers Forward Looking Statements This presentation contains statements, estimates and projections with respect to the anticipated future performance of the Company that may be deemed to be “forward‐looking statements”. You should not place undue reliance upon these statements. These statements relate to analyses and other information, which are based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to our future prospects, liquidity, possible or future results of operations, developments and business strategies. Although we believe that our plans, intentions and expectations reflected in or suggested by such forward‐looking statements are reasonable, we cannot assure you that we will achieve those plans, intentions or expectations. Non-GAAP Financial Measures We have included certain financial measures in this presentation, including EBITDA and Adjusted EBITDA, which are “non- GAAP financial measures” as defined under the rules of the Securities and Exchange Commission.

3 Agenda  Welcome and Introductions  Facility Overview and Status Update  Facility Tour  Q&A Session  Adjourn around 4:00 p.m.

Company Transformation Timeline

Mooresboro Plant Progression

- **Q4 2014:** Fourth quarter zinc production at Mooresboro plant totaled 11,960 tons
- **May 2014:** First zinc production began at Mooresboro
- **2012:** Obtained air permit; finalized detailed engineering; continued site construction
- **Sept. 2011:** Announced selection of site and commenced construction at Mooresboro
- **Q2 2011:** Completed basic engineering study; received board approval to proceed with project
- **Feb. 2011:** Announced exploratory plans for new SX-EW production plant
- **2010:** Launched feasibility studies on SX-EW project; conducted lab studies to confirm technical feasibility; initiated search for site location
- **2009:** Initiated discussions with Tecnicas Reunidas regarding SX-EW zinc technology

2014

2013

2012

2011

2010

2009

Monaca/Zochem Initiatives

- **Nov. 2014:** Shell exercised its option to purchase the Monaca site
- **Aug. 2014:** ThirtyOx facility commenced operations
- **Apr. 2014:** Permanently closed Monaca zinc production facility
- **Q1 2014:** Completed Zochem expansion project
- **Dec. 2013:** Ceased zinc oxide refinery operations at Monaca plant and began demolition; entered into ThirtyOx JV with Imperial Zinc Corp. for the acquisition and processing of zinc bearing secondary materials
- **Q2 2012:** Announced intentions to expand Zochem capacity
- **Mar. 2012:** Executed option agreement with Shell to purchase Monaca site
- **Nov. 2011:** Completed acquisition of Zochem, expanding zinc oxide production capabilities

4

 The ramp-up of zinc production at Mooresboro has accelerated after some initial delays.  June 2014 was the first full month of production with over 2,900 tons of zinc produced, ahead of our first month projection  The plant ramp-up was impeded in July by a corrosion-resistant coating failure on the impeller blades in the leaching tanks which has been repaired. Plant Update 5  Third quarter production of 4,300 tons was affected by issues associated with the removal of solids in the leach clarifier/sand filter system.  Improved control of clarifier reduced levels of suspended solids progressing through the sand filters which has increased flow.  Production increased to 11,960 tons in the fourth quarter; 5,366 tons in December.  We began introducing feed to the lead/silver recovery circuit during the fourth quarter in preparation to begin lead-silver concentrate production. Potential to ship first concentrate in early 2015. Recent data supports possibility of higher silver content than originally thought.  Continue to sell zinc calcine from EAFD recycling during Mooresboro ramp-up. Will cease calcine production when Mooresboro at ~75% of nameplate capacity  Recent production levels approaching cash flow breakeven after plant operating cost and cash interest expense. 3,400 4,300 11,960 - 2,000 4,000 6,000 8,000 10,000 12,000 14,000 16,000 Q2 2014 Q3 2014 Q4 2014 Mooresboro Production Ramp (tons) 29,225 35,782 25,976 - 5,000 10,000 15,000 20,000 25,000 30, 35,000 40,000 45,000 50,000 Q2 2014 Q3 2014 Q4 2014 Zinc Calcine/WOX Sales (tons)

Simplified Block Diagram of Zinc SX/EW Plant


Waelz Oxide
Skimmings
Wash/Leach / Neutralization
Area 100
Clarifier/ Sand Filter
Leach Solids
Area 600
Lead/Silver Recovery
Lead/Silver Conc
Zinc Conc. A
Clarified Leach Solution
SX Extraction
SX Washing
SX Stripping
Cadmium Cement
Gypsum
Gypsum Precipitation
Cementation
SX Depletion
Area 200
Electrowinning
Area 400
Bleed Treatment
Effluent
Final Treatment
Area 300
Melting
Zinc Conc. B
SHG Zinc CGGZinc PW Zinc
Casting
Area 500
= Indicates Decoupled Unit Operation with significant buffer capacity

6

Start-up Milestones, Strategies and Risks

- **Key Milestones**:

Milestone	Status	Dates
First Zinc Production	Complete	5/14
Achieve Cash Flow Break-even (~230 tpd)	Capable, Inconsistent	1/15 (target)
First Lead-Silver Concentrate	Current Focus	1/15 (target)
Eliminate need for calcine production (~330 tpd)	Current Focus	Q1'15 (target)
Introduce ThirtyOx feed	Future	Q2'15 (target)
Achieve initial design capacity (430 tpd)	Future	
Increase production to full potential of cell house	Future	

- **Ramp-up Strategies**:
  - Gradually increase flow, identify restrictions and "debottleneck" as necessary.
  - Anticipate potential bottlenecks and re-engineer or retrain as needed.
  - Work continuously to improve equipment reliability, employee training and process control.
- **Potential Risks:**
  - Intermittent equipment reliability or process control issues cause upset conditions resulting in occasional off-quality/scrap cathode production. Typically takes several days to work thorough an upset.
  - Solids removal is much improved but not completely solved. Evaluating modification to sand filters and replacement with a different filter design. Increasing bypass flow.
  - Treatment of extraneous water in effluent treatment system.
  - Organic management.

7

8 Summary  Ramp-up pace has accelerated after initial unforeseen bottleneck issues.  Mooresboro investment is still expected to realize $90 to $110 million of incremental EBITDA compared to prior Monaca-based operation.  Zochem transformation is complete. Recent results support the potential to realize $15-20 million in annual EBITDA on ~$32 million investment.  Monaca demolition is nearly complete. Shell has assumed full responsibility for the cost of demolition and the cost to remediate the site. Closing date on the property has not been set as yet.  Beginning to focus on future growth opportunities: – INMETCO will need to expand U.S. production capacity to meet expected growth at the Outokumpu Calvert, AL facility. – New EAF steel plant investments and industry consolidation is creating the opportunity for another Horsehead EAF dust recycling facility in the U.S.

9 Plant Tour  Safety Briefing  Tour Description

Simplified Block Diagram of Zinc SX/EW Plant


Waelz Oxide
Skimmings
Wash/Leach / Neutralization
Area 100
Clarifier/ Sand Filter
Leach Solids
Area 600
Lead/Silver Recovery
Lead/Silver Conc
Zinc Conc. A
Clarified Leach Solution
SX Extraction
SX Washing
SX Stripping
Cadmium Cement
Gypsum
Gypsum Precipitation
Cementation
SX Depletion
Area 200
Bleed Treatment
Electrowinning
Area 400
Effluent
Final Treatment
Area 300
Melting
Zinc Conc. B
SHG Zinc
CGGZinc
PW Zinc
Casting
Area 500
=
Indicates Decoupled Unit Operation with significant buffer capacity

10

11 Q&A  Following Tour

12 Adjourn